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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Implant Sciences Corporation of our report dated January 14, 2005, relating to the financial statements of Accurel Systems, International which appears in Implant Sciences Corporation's Form 8-K filed on April 13, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Ireland San Filippo, LLP

Mountain View, California
April 12, 2005

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  Exhibit 23.3